EXHIBIT 10.1
SECOND AMENDMENT TO MASTER LICENSE AGREEMENT
BETWEEN CARIBOU COFFEE COMPANY, INC. AND ARABIAN COFFEE
FZCO
     This Second Amendment to Master License Agreement (the “Second MLA Amendment”) is entered into and made effective as of 24th June, 2011 (“Effective Date,” regardless of the dates of the parties’ signatures) by and between CARIBOU COFFEE COMPANY, INC., a Minnesota, U.S.A. corporation (“CARIBOU”), and ARABIAN COFFEE FZCO, a Jebel Ali Free Zone company (“ACC”).
     1. Background. (a) On June 23, 2004 and November 10, 2004, CARIBOU signed a Master License Agreement (the “MLA”) with Al Sayer Enterprises for General Contracting for Building Co. (Naser Mohamed Al Sayer & Partners), a Kuwait limited liability organization (“Al Sayer”), pursuant to which CARIBOU granted to Al Sayer the right to construct, open, and operate, and to grant sublicenses to others to construct, open, and operate, CARIBOU COFFEE® Coffeehouses (the “Coffeehouses”) within a Development Area encompassing the countries of Bahrain, Egypt, Iraq, Jordan, Kuwait, Lebanon, Oman, Qatar, Saudi Arabia, Turkey, United Arab Emirates, and Yemen. On November 17, 2005, pursuant to a formal Assignment and Assumption Agreement executed by the parties, Al Sayer assigned to ACC, with CARIBOU’S prior written consent, the MLA and all of Al Sayer’s rights and obligations under the MLA, and ACC accepted the assignment and assumed and agreed to be bound by all of Al Saver’s obligations under the MLA. Concurrently with signing the Assignment and Assumption Agreement, Al Sayer signed a Guaranty and Assumption of Obligations under which Al Sayer. among other things, guaranteed ACC’s performance, and agreed to remain responsible for the performance of all obligations, under the MLA. On November 1, 2006, CARIBOU and ACC formally amended the MLA to reflect certain business changes to which they had agreed relating to development of the CARIBOU COFFEE® brand under the MLA in the countries comprising the Development Area (the “First MLA Amendment”). [References to the MLA in this Second MLA Amendment are to the MLA, as amended by the First MLA Amendment.]
     (b) CARIBOU and ACC have discussed making additional changes to the MLA to expand ACC’s development rights with respect to the CARIBOU COFFEE® brand within the Development Area and now wish to reflect those changes in this Second MLA Amendment. This Second MLA Amendment is annexed to and intended to form part of and modify the MLA. Except as expressly provided in this Second MLA Amendment, the MLA (as amended by the First MLA Amendment) remains in full force and effect as originally written. If there is any inconsistency between the MLA (as amended by the First MLA Amendment) and this Second MLA Amendment, this Second MLA Amendment’s terms will govern. All terms used but not defined in this Second MLA Amendment will have the meanings set forth in the MLA.
     2. Definition of “Development Term”. The definition of “Development Term” in Section 2 of the MLA is amended to read as follows:
“Development Term” — the period during which MASTER LICENSEE is authorized to establish Coffeehouses directly or through Affiliates under

License Agreements and to grant Sublicenses under Sublicense Agreements, which period will commence on the Effective Date and expire, unless sooner terminated according to this Agreement’s terms, on December 31, 2021.
     3. Development Quota. Exhibit A of the MLA, which identifies the Development Quota that ACC must satisfy during specific Development Periods during the Development Term, is amended to read as follows:

				Cumulative
				Number of
				Coffeehouses
			Coffeehouses	to be Open
	Date		to be Opened	and Operating
	Development	Date	During	in the
Development	Period	Development	Development	Development
Period	Commences	Period Ends	Period	Area
First (1st)	January 1, 2005	December 31, 2005	1	1
Second (2nd)	January 1, 2006	December 31, 2006	15	16
Third (3rd)	January 1, 2007	December 31, 2007	15	31
Fourth (4th)	January 1, 2008	December 31, 2008	20	51
Fifth (5th)	January 1, 2009	December 31, 2009	20	71
Sixth (6th)	January 1, 2010	December 31, 2010	13	84
Seventh (7th)	January 1, 2011	December 31, 2011	20	104
Eighth (8th)	January 1, 2012	December 31, 2012	44	148
Ninth (9th)	January 1, 2013	December 31, 2013	32	180
Tenth (10th)	January 1, 2014	December 31, 2014	31	211
Eleventh (11th)	January 1, 2015	December 31, 2015	26	237
Twelfth (12th)	January 1, 2016	December 31, 2016	26	263
Thirteenth (13th)	January 1, 2017	December 31, 2017	21	284
Fourteenth (14th)	January 1, 2018	December 31, 2018	21	305
Fifteenth (15th)	January 1, 2019	December 31, 2019	18	323
Sixteenth (16th)	January 1, 2020	December 31, 2020	15	338
Seventeenth (17th)	January 1, 2021	December 31, 2021	12	350

     4. (a) Initial Rental Payments for Rights to Territory. Section 7.A.(2) of the MLA is amended to read as follows:
     (2) One Million Two Hundred Fifty Thousand Dollars ($1,250,000) in a lump sum upon signing this Agreement as partial payment for the initial rental payments due to LICENSOR for each of the first two hundred fifty (250) CARIBOU COFFEE Coffeehouses scheduled for development in the Development Area during the Development Term.
     (b) Initial Rental Payments for Licenses and Sublicenses. Section 7.B. of the MLA is amended to read as follows:
     In addition to the initial rental payments specified in Section 7.A. above, and subject to the three (3) exceptions provided below in this Section 7.B., MASTER LICENSEE shall pay LICENSOR:
(1) a Twenty Thousand Dollar ($20,000) initial rental payment for each of the first one hundred (100) CARIBOU COFFEE Coffeehouses in the Development Area for which a License Agreement is signed;
(2) a Fifteen Thousand Dollar ($15,000) initial rental payment for each of the one hundred and first (101st) through two hundred fiftieth (250th) CARIBOU COFFEE Coffeehouses in the Development Area for which a License Agreement is signed;
(3) a Fifteen Thousand Dollar ($15,000) initial rental payment for each of the two hundred fifty-first (251st) and subsequent CARIBOU COFFEE Coffeehouses in the Development Area for which a License Agreement is signed;
(4) a Ten Thousand Dollar ($10,000) initial rental payment for each CARIBOU COFFEE Coffeehouse in the Development Area for which a Sublicense Agreement is signed (between MASTER LICENSEE and a party that is not an Affiliate of MASTER LICENSEE), if that CARIBOU COFFEE Coffeehouse is one of the first two hundred fifty (250) CARIBOU COFFEE Coffeehouses in the Development Area for which a License Agreement or Sublicense Agreement is signed; and
(5) a Ten Thousand Dollar ($10,000) initial rental payment for each CARIBOU COFFEE Coffeehouse in the Development Area for which a Sublicense Agreement is signed (between MASTER LICENSEE and a party that is not an Affiliate of MASTER LICENSEE), if that CARIBOU COFFEE Coffeehouse is one of the two hundred fifty-first (251st) and subsequent CARIBOU COFFEE Coffeehouses in the Development Area for which a License Agreement or Sublicense Agreement is signed.

The three (3) exceptions to the initial rental payments specified above are that: (i) the initial rental payment that MASTER LICENSEE must pay for each CARIBOU COFFEE Coffeehouse Kiosk in the Development Area, if that CARIBOU COFFEE Coffeehouse Kiosk is one of the first two hundred fifty (250) CARIBOU COFFEE Coffeehouses in the Development Area for which a License Agreement is signed, shall be Ten Thousand Dollars ($10,000), (ii) the initial rental payment that MASTER LICENSEE must pay for each CARIBOU COFFEE Coffeehouse Kiosk in the Development Area, if that CARIBOU COFFEE Coffeehouse Kiosk is one of the two hundred fifty-first (251st) or subsequent CARIBOU COFFEE Coffeehouses in the Development Area for which a License Agreement is signed, shall be Ten Thousand Dollars ($10,000), and (iii) the initial rental payment that MASTER LICENSEE must pay for a second or subsequent CARIBOU COFFEE Coffeehouse for which a License Agreement is signed and that is developed and intended to be operated at the same location at which another CARIBOU COFFEE Coffeehouse already operates (for example, two CARIBOU COFFEE Coffeehouses in the same mall) shall be Ten Thousand Dollars ($10,000).
Five Thousand Dollars ($5,000) of the initial rental payment paid under Section 7.A.(2) above shall be applied as a credit against each initial rental payment due for each of the first two hundred fifty (250) CARIBOU COFFEE Coffeehouses in the Development Area for which a License Agreement or Sublicense Agreement is signed.
After the Five Thousand Dollar ($5,000) credits referenced in the preceding paragraph have been applied against the initial rental payments due for each of the first two hundred fifty (250) CARIBOU COFFEE Coffeehouses in the Development Area for which a License Agreement or Sublicense Agreement is signed, MASTER LICENSEE must pay LICENSOR without credit the full initial rental payment, as applicable in the circumstances described above, for each CARIBOU COFFEE Coffeehouse in the Development Area for which additional License Agreements or Sublicense Agreements are signed. This paragraph recognizes that, during the Development Term and because of closures and other circumstances, MASTER LICENSEE necessarily will sign more than two hundred fifty (250) License Agreements and Sublicense Agreements in order to satisfy the Development Quota with respect to the first two hundred fifty (250) CARIBOU COFFEE Coffeehouses that must be open and operating in the Development Area and that, with the two hundred fiftieth (250th) License Agreement and/or Sublicense Agreement signed, MASTER LICENSEE will have used and exhausted all previously-paid deposits. Beginning with the two hundred fifty-first (251st) cumulative License Agreement or Sublicense Agreement signed, and in connection with all subsequent License Agreements and Sublicense Agreements signed, MASTER LICENSEE must pay LICENSOR the full initial rental payment due for the CARIBOU COFFEE Coffeehouses covered by such License Agreements and Sublicense Agreements, without any further credit. Previous credits may not be re-applied.

If MASTER LICENSEE or its Affiliate signs a License Agreement for a Coffeehouse, the required payment is due when it signs the License Agreement. However, if a Sublicense Agreement is signed for a Coffeehouse, the required payment is due within fifteen (15) days after the Sublicensee signs the Sublicense Agreement, whether or not the Sublicensee makes any payment to MASTER LICENSEE. These rental payments are nonrefundable and fully earned by LICENSOR upon payment. [The rental payments specified above will be treated as license fee payments for United States tax and accounting purposes.]
     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the dates of their signatures below, to be effective as of the Effective

CARIBOU COFFEE COMPANY, INC., a		ARABIAN COFFEE FZCO, a Jebel Ali Free
Minnesota, U.S.A. corporation		Zone company

By:	/s/ Daniel Humile	By:	/s/ Sayer Badre Al Sayer

	Daniel Humile		Sayer Badre Al Sayer
Title: Senior Vice President, Retail		Title: Executive Director

Date:	6/24/11	Date:	24/06/2011

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